UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2004(May 10, 2004)
Date of Report (Date of earliest event reported)

Golden Telecom, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-27423 (Commission File Number)	51-0391303 (IRS Employer Identification No.)

Representation Office Golden TeleServices, Inc.
1 Kozhevnichesky Proezd
Moscow, Russia 115114
(Address of principal executive office)

(011-7-501) 797-9300
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
May 2004 Investor Presentation

Item 9. Regulation FD Disclosure.

Golden Telecom, Inc. (“GTI” or the “Company”) will make several presentations to investors and financial analysts during an Investor Roadshow the Company has planned. These presentations to investors and financial analysts will take place in approximately three cities in Europe and two cities in the United States of America over an approximately seven day period beginning May 11, 2004.

Attached as Exhibit 99.1 is the GTI Investor Roadshow Presentation which has been approved by the Company’s Disclosure Policy Committee.

The information in this Current Report and the exhibit attached hereto shall be deemed “filed” under the Securities Exchange Act of 1934, as amended.

Certain statements contained in this presentation as described above or made during the meeting concerning management’s intentions, expectations or predictions are forward looking statements. Such statements include the expected benefits of the Comincom and Sibchallenge acquisitions, estimates of future financial and operating performance, expectations regarding future market position, geographical markets that the Company plans to enter, future product offerings, the Company’s assessment of the risk factors and effectiveness of the Company’s strategic responses. It is important to note that the Company’s actual results may differ materially from those projected in such forward looking statements. Factors that may cause the anticipated results not to occur include the Company’s ability to consummate potential acquisitions, the Company’s ability to efficiently integrate the acquired companies, unanticipated changes in customer demand, changes in competitive product offerings, increased price competition, changes in the macroeconomic and political environment, changes in local regulatory regimes, or shifts in strategy by the Company’s partners. All forward looking statements are made as of March 7, 2004 and GTI disclaims any duty to update such statements. Additional information concerning the factors that could cause actual results to differ materially from those projected in the forward looking statements is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2003 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 and other filings with the United States Securities and Exchange Commission (“SEC”). Copies of these filings may be obtained by contacting GTI or the SEC.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Description

99.1	Golden Telecom, Inc.’s May 2004 Investor Presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN TELECOM, INC. (Registrant)
By:	/s/ MICHAEL D. WILSON
	Name:	Michael D. Wilson
	Title:	Corporate Controller (Principal Accounting Officer)

Date: May 12, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Golden Telecom, Inc.’s May 2004 Investor Presentation.